EXHIBIT 23.1

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-8 of Allied Healthcare Products, Inc. of our report dated September 27, 2011, relating to the consolidated financial statements and financial statement schedule of Allied Healthcare Products, Inc. and subsidiaries, which appears in Allied Healthcare Products, Inc.’s Form 10-K Annual Report for the year ended June 30, 2011.

/s/ RubinBrown LLP

St. Louis, Missouri
November 9, 2011